EXHIBIT 21


                              THE DRESS BARN, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                (All 100% Owned)



                                                                 State of
Subsidiary                                                    Incorporation




Dunnigan Realty, LLC                                              Delaware

D.B.X. Inc. New York                                              Delaware

D.B.R., Inc.                                                      Delaware

The Dress Barn, Inc. of
New Hampshire, Inc. (**)                                         New Hampshire

Raxton Corp. (**)                                                Massachusetts





(**) Inactive Subsidiary